EXHIBIT 99.1

November 3, 2022

**EOG Resources Reports Third Quarter 2022 Results, Announces New Position in Utica Combo, Raises Regular Dividend 10% and Declares $1.50 per Share Special Dividend**

HOUSTON – (PR Newswire) – EOG Resources, Inc. (EOG) today reported third quarter 2022 results. The attached supplemental financial tables and schedules for the reconciliation of non-GAAP measures to GAAP measures and related definitions, along with a related presentation, are also available on EOG's website at http://investors.eogresources.com/investors.

## Key Financial Results

In millions of USD, except per-share, per-Boe and ratio data

| | | 3Q 2022 | 2Q 2022 | 3Q 2021 |
|---|---|---|---|---|
| GAAP | Total Revenue | 7,593 | 7,407 | 4,765 |
| | Net Income | 2,854 | 2,238 | 1,095 |
| | Net Income Per Share | 4.86 | 3.81 | 1.88 |
| | Net Cash Provided by Operating Activities | 4,773 | 2,048 | 2,196 |
| | Total Expenditures | 1,410 | 1,521 | 962 |
| | Current and Long-Term Debt | 5,084 | 5,091 | 5,117 |
| | Cash and Cash Equivalents | 5,272 | 3,073 | 4,293 |
| | Debt-to-Total Capitalization | 17.6% | 18.6% | 19.0% |
| | Cash Operating Costs ($/Boe) | 10.89 | 10.12 | 10.00 |
| | General and Administrative Costs ($/Boe) | 1.92 | 1.53 | 1.83 |
| Non- GAAP | Adjusted Net Income | 2,179 | 1,614 | 1,264 |
| | Adjusted Net Income Per Share | 3.71 | 2.74 | 2.16 |
| | CFO before Changes in Working Capital | 3,432 | 2,357 | 2,257 |
| | Capital Expenditures | 1,166 | 1,071 | 891 |
| | Free Cash Flow | 2,266 | 1,286 | 1,366 |
| | Net Debt | (188) | 2,018 | 824 |
| | Net Debt-to-Total Capitalization | (0.8)% | 8.3% | 3.6% |
| | Cash Operating Costs ($/Boe)[1] | 10.70 | 10.12 | 10.00 |
| | General and Administrative Costs ($/Boe)[1] | 1.73 | 1.53 | 1.83 |

### Third Quarter 2022 Highlights

- Announced 395,000 net acre position in the Ohio Utica Shale
- Declared regular quarterly dividend of $0.825 per share, a 10 percent increase and a $3.30 per share indicated annual rate
- Declared special dividend of $1.50 per share
- Earned adjusted net income of $2.2 billion, or $3.71 per share
- Generated $2.3 billion of free cash flow
- Oil, NGLs and natural gas production above guidance midpoints
- Capital expenditures below guidance midpoint

3Q22 Press Release 1

## Third Quarter 2022 Highlights

### Volumes and Capital Expenditures

| | 3Q 2022 | 3Q 2022 Guidance Midpoint | 2Q 2022 | 3Q 2021 |
|---|---|---|---|---|
| **Wellhead Volumes** | | | | |
| Crude Oil and Condensate (MBod) | 465.1 | 461.0 | 464.1 | 449.5 |
| Natural Gas Liquids (MBbld) | 209.3 | 195.0 | 201.9 | 157.9 |
| Natural Gas (MMcfd) | 1,469 | 1,450 | 1,528 | 1,422 |
| **Total Crude Oil Equivalent (MBoed)** | **919.2** | **897.7** | **920.7** | **844.4** |
| | | | | |
| **Capital Expenditures ($MM)** | **1,166** | **1,250** | **1,071** | **891** |

### From Ezra Yacob, Chairman and Chief Executive Officer

“EOG is now operating seven significant resource basins with the addition of the Utica Combo in Ohio. Our growing multi-basin portfolio of high-return plays positions EOG for long-term sustainable value creation.

“Our multi-basin footprint reinforces several competitive advantages. It provides flexibility to allocate capital to the highest return projects across a diverse and improving inventory of future well locations. Operating in multiple basins also fosters innovation through diverse, high-performing teams creating new ideas at the field level that are then shared across our operations.

“Strong performance by our operating teams propelled third quarter production volumes and capital expenditures ahead of their targets, despite a challenging operating environment. We remain focused on applying new innovations and efficiencies to mitigate future inflationary cost pressures. We expect our multi-basin footprint, now with the addition of the Utica Combo play, will continue to lower EOG's overall cost of supply.

“EOG continues to get better. The decision to increase the regular dividend by 10 percent reflects our confidence in EOG’s future. EOG is well positioned to improve returns going forward from an existing asset base of low-cost-of-supply wells, augmented by a growing roster of new emerging plays. We remain committed to returning cash through a sustainable, growing regular dividend, which is supported by our low cost structure and an impeccable balance sheet - now in a net cash positive position. EOG is in a better position than ever to deliver value for our shareholders and play a significant role in the long-term future of energy.”

3Q22 Press Release 2

Third Quarter 2022 Financial Performance

## Adjusted Earnings per Share 3Q 2022 vs 2Q 2022

$2.74
($0.65)
$1.69
$0.04
($0.03)
($0.08)
$3.71
2Q 2022
Prices
Hedges
Volumes
Per-Unit Costs
Other2
3Q 2022

### Prices and Hedges

Crude oil and NGL prices declined in 3Q compared with 2Q while natural gas prices increased. Price declines were more than offset by a $1.3 billion reduction in cash paid for hedge settlements in 3Q compared with 2Q.

### Volumes

Total company crude oil production in 3Q of 465,100 Bopd was above the midpoint of the guidance range and up less than 1% compared with 2Q. NGL production increased 4% compared with 2Q and was also above the midpoint of the guidance range. Natural gas production declined 4% compared with 2Q primarily due to plant maintenance in Trinidad, but was above the midpoint of the guidance range.

### Per-Unit Costs and Other

Cash operating costs increased to $10.70 per BOE in 3Q compared with $10.12 per BOE in 2Q, primarily from gathering and processing, transportation, and lease and well costs. A lower DD&A rate partially offset the increase in cash operating costs.

## Change in Cash 3Q 2022 vs 2Q 2022

$Billions

3.07
3.43
(1.17)
1.25
(1.31)
5.27
$2.26 Bn Free Cash Flow
Cash at 6/30/22
CFO
Capex
Working Capital
Dividends
Cash at 9/30/22

### Free Cash Flow

EOG generated cash flow from operations before changes in working capital of $3.43 billion in 3Q. The company incurred $1.17 billion of capital expenditures, resulting in $2.26 billion of free cash flow.

### Working Capital and Dividends

Changes in working capital accounted for $1.25 billion of the increase in cash during 3Q, primarily due to a reduction in collateral posted in connection with financial commodity derivative contracts. EOG paid $1.31 billion in dividends in 3Q, including $874 million of special dividends.

3Q22 Press Release 3

Third Quarter 2022 Operating Performance

## Cash Operating Costs

$ per Boe

10.00
10.56
10.24
10.12
10.65
10.70
G&A
G&P
Trans
LOE
1.83
1.75
1.56
1.53
2.05
1.73[1]
1.87
1.85
1.81
1.81
1.85
1.97
2.82
2.87
2.87
2.91
2.90
3.04
3.48
4.09
4.00
3.87
3.85
3.96
3Q 2021
4Q 2021
1Q 2022
2Q 2022
3Q 2022 Guidance Midpoint
3Q 2022

## Depreciation, Depletion and Amortization

$ per Boe

11.93
11.46
10.65
10.87
10.85
10.71
3Q 2021
4Q 2021
1Q 2022
2Q 2022
3Q 2022 Guidance Midpoint
3Q 2022

### Lease and Well

Per-unit LOE costs increased $0.09 in 3Q compared with 2Q, within the guidance range. Higher fuel and water handling costs were the primary drivers of the increase.

### Transportation, Gathering and Processing

Per-unit transportation and G&P costs in 3Q were both above the guidance midpoints and above 2Q primarily due to higher fuel prices.

### General and Administrative

Per-unit G&A costs in 3Q were below the guidance midpoint because a transaction expected to occur in 3Q was not executed until 4Q. Per-unit costs in 3Q were above 2Q because of seasonally higher employee-related costs.

### Depreciation, Depletion and Amortization

Per-unit DD&A costs in 3Q were below the guidance midpoint and decreased $0.16 compared with 2Q. The addition of lower-cost reserves drove the decrease.

3Q22 Press Release 4

## Regular and Special Dividends and Ohio Utica

### Regular Dividend Increased 10% to $3.30 per Share Indicated Annual Rate

The Board of Directors today declared a regular dividend of $0.825 per share on EOG's common stock. The dividend will be payable January 31, 2023, to stockholders of record as of January 17, 2023. The new dividend represents an indicated annual rate of $3.30 per share, a 10% increase from the previous level. The increase reflects improvements across the company during 2022 from sustainable efficiencies and innovations, progressing new and emerging plays, and increased financial strength.  EOG has never suspended or reduced its regular dividend.

### $1.50 per Share Special Dividend

The Board of Directors also today declared a special dividend of $1.50 per share on EOG's common stock. The special dividend will be payable December 30, 2022, to stockholders of record as of December 15, 2022. EOG has now committed to return $5.1 billion of cash to shareholders in 2022 through regular quarterly and special dividends.

### Ohio Utica Combo Play

EOG has established a new position in the Ohio Utica Combo play, accumulating 395,000 net acres. The company has also acquired about 135,000 mineral acres in the southern portion of its acreage footprint. The combined cost of entry is less than $500 million.

The company has completed four wells and operates 18 additional legacy wells across a 140-mile trend. Initial drilling results confirm EOG's reservoir model, which is enhanced by experience across its multi-basin portfolio. It is also supported by extensive geotechnical and production analysis from within the play.

EOG expects the Utica Combo to be its next large-scale premium resource play. A favorable drilling environment and the opportunity to develop the play with three-mile laterals support cost efficiencies.

Combined with strong liquids production rates, EOG expects the Utica Combo to be additive to the overall quality of its premium inventory. Development of this high rate-of-return play is underway with about 20 wells projected for 2023.

Black Oil
Volatile Oil
Wet Gas
Dry Gas
North Utica Combo:
- ~190k Net Acres
South Utica Combo:
- ~205k Net Acres, Including
~135k Mineral Acres
NY
PA
OH
WV
Miles
0
25
50
395,000 Total Net Acres
EOG Wells
Legacy Wells

3Q22 Press Release 5

## Third Quarter 2022 Results vs Guidance

(Unaudited)

*See "Endnotes" below for related discussion and definitions.*

| | 3Q 2022 | 3Q 2022 Guidance Midpoint | Variance | 2Q 2022 | 1Q 2022 | 4Q 2021 | 3Q 2021 |
|---|---|---|---|---|---|---|---|
| **Crude Oil and Condensate Volumes (MBod)** | | | | | | | |
| United States | 464.6 | 460.5 | 4.1 | 463.5 | 449.4 | 449.7 | 448.3 |
| Trinidad | 0.5 | 0.5 | 0.0 | 0.6 | 0.7 | 0.9 | 1.2 |
| Other International | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 |
| Total | 465.1 | 461.0 | 4.1 | 464.1 | 450.1 | 450.6 | 449.5 |
| **Natural Gas Liquids Volumes (MBbld)** | | | | | | | |
| Total | 209.3 | 195.0 | 14.3 | 201.9 | 190.3 | 156.9 | 157.9 |
| **Natural Gas Volumes (MMcfd)** | | | | | | | |
| United States | 1,306 | 1,300 | 6 | 1,324 | 1,249 | 1,328 | 1,210 |
| Trinidad | 163 | 150 | 13 | 204 | 209 | 206 | 212 |
| Other International | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Total | 1,469 | 1,450 | 19 | 1,528 | 1,458 | 1,534 | 1,422 |
| | | | | | | | |
| **Total Crude Oil Equivalent Volumes (MBoed)** | 919.2 | 897.7 | 21.5 | 920.7 | 883.3 | 863.1 | 844.4 |
| Total MMBoe | 84.6 | 82.6 | 2.0 | 83.8 | 79.5 | 79.4 | 77.7 |
| | | | | | | | |
| **Benchmark Price** | | | | | | | |
| Oil (WTI) ($/Bbl) | 91.64 | | | 108.42 | 94.38 | 77.17 | 70.55 |
| Natural Gas (HH) ($/Mcf) | 8.18 | | | 7.17 | 4.91 | 5.83 | 4.01 |
| | | | | | | | |
| **Crude Oil and Condensate - above (below) WTI ($/Bbl)** | | | | | | | |
| United States | 4.41 | 3.50 | 0.91 | 2.84 | 1.64 | 1.14 | 0.33 |
| Trinidad | (6.66) | (9.00) | 2.34 | (10.13) | (10.56) | (10.31) | (10.36) |
| **Natural Gas Liquids - Realizations as % of WTI** | | | | | | | |
| Total | 39.3% | 38.0% | 1.3% | 39.0% | 42.1% | 52.4% | 53.5% |
| **Natural Gas - above (below) NYMEX Henry Hub ($/Mcf)** | | | | | | | |
| United States | 1.17 | 0.85 | 0.32 | 0.60 | 0.90 | 0.57 | 0.49 |
| **Natural Gas Realizations[3] ($/Mcf)** | | | | | | | |
| Trinidad | 7.45 | 7.30 | 0.15 | 3.42 | 3.36 | 3.48 | 3.39 |
| | | | | | | | |
| **Total Expenditures (GAAP) ($MM)** | 1,410 | | | 1,521 | 1,144 | 1,137 | 962 |
| **Capital Expenditures (non-GAAP) ($MM)** | 1,166 | 1,250 | (84) | 1,071 | 1,009 | 1,015 | 891 |
| | | | | | | | |
| **Operating Unit Costs ($/Boe)** | | | | | | | |
| Lease and Well | 3.96 | 3.85 | 0.11 | 3.87 | 4.00 | 4.09 | 3.48 |
| Transportation Costs | 3.04 | 2.90 | 0.14 | 2.91 | 2.87 | 2.87 | 2.82 |
| Gathering and Processing | 1.97 | 1.85 | 0.12 | 1.81 | 1.81 | 1.85 | 1.87 |
| General and Administrative (GAAP) | 1.92 | | | 1.53 | 1.56 | 1.75 | 1.83 |
| General and Administrative (non-GAAP)[1] | 1.73 | 2.05 | (0.32) | 1.53 | 1.56 | 1.75 | 1.83 |
| Cash Operating Costs (GAAP) | 10.89 | | | 10.12 | 10.24 | 10.56 | 10.00 |
| Cash Operating Costs (non-GAAP) | 10.70 | 10.65 | 0.05 | 10.12 | 10.24 | 10.56 | 10.00 |
| Depreciation, Depletion and Amortization | 10.71 | 10.85 | (0.14) | 10.87 | 10.65 | 11.46 | 11.93 |
| | | | | | | | |
| **Expenses ($MM)** | | | | | | | |
| Exploration and Dry Hole | 53 | 50 | 3 | 55 | 48 | 85 | 48 |
| Impairment (GAAP) | 94 | | | 91 | 55 | 206 | 82 |
| Impairment (excluding certain impairments (non-GAAP))[4] | 48 | 70 | (22) | 55 | 55 | 206 | 69 |
| Capitalized Interest | 11 | 8 | 3 | 7 | 8 | 9 | 8 |
| Net Interest | 41 | 45 | (4) | 48 | 48 | 38 | 48 |
| | | | | | | | |
| **TOTI (% of Wellhead Revenue) (GAAP)** | 5.5% | | | 7.3% | 7.4% | 6.8% | 6.8% |
| **TOTI (% of Wellhead Revenue) (non-GAAP)[1]** | 7.4% | 7.0% | 0.4% | 7.3% | 7.4% | 6.8% | 6.8% |
| **Income Taxes** | | | | | | | |
| Effective Rate | 22.1% | 22.5% | (0.4%) | 22.3% | 21.7% | 20.5% | 23.4% |
| Current Tax (Benefit) / Expense ($MM) | 481 | 460 | 21 | 745 | 573 | 393 | 446 |

3Q22 Press Release 6

# Fourth Quarter and Full-Year 2022 Guidance[5]

(Unaudited)

| *See "Endnotes" below for related discussion and definitions.* | 4Q 2022 Guidance Range | | | FY 2022 Guidance Range | | | 2021 Actual | 2020 Actual |
|---|---|---|---|---|---|---|---|---|
| **Crude Oil and Condensate Volumes (MBod)** | | | | | | | | |
| United States | 460.4 | - | 468.4 | 459.4 | - | 461.4 | 443.4 | 408.1 |
| Trinidad | 0.4 | - | 0.8 | 0.5 | - | 0.7 | 1.5 | 1.0 |
| Other International | 0.0 | - | 0.0 | 0.0 | - | 0.0 | 0.1 | 0.1 |
| Total | 460.8 | - | 469.2 | 459.9 | - | 462.1 | 445.0 | 409.2 |
| **Natural Gas Liquids Volumes (MBbld)** | | | | | | | | |
| Total | 190.0 | - | 200.0 | 197.5 | - | 200.5 | 144.5 | 136.0 |
| **Natural Gas Volumes (MMcfd)** | | | | | | | | |
| United States | 1,360 | - | 1,440 | 1,300 | - | 1,330 | 1,210 | 1,040 |
| Trinidad | 135 | - | 165 | 175 | - | 185 | 217 | 180 |
| Other International | 0 | - | 0 | 0 | - | 0 | 9 | 32 |
| Total | 1,495 | - | 1,605 | 1,475 | - | 1,515 | 1,436 | 1,252 |
| **Crude Oil Equivalent Volumes (MBoed)** | | | | | | | | |
| United States | 877.1 | - | 908.4 | 873.6 | - | 883.6 | 789.6 | 717.5 |
| Trinidad | 22.9 | - | 28.3 | 29.7 | - | 31.5 | 37.7 | 30.9 |
| Other International | 0.0 | - | 0.0 | 0.0 | - | 0.0 | 1.6 | 5.4 |
| Total | 900.0 | - | 936.7 | 903.3 | - | 915.1 | 828.9 | 753.8 |
| | | | | | | | | |
| **Benchmark Price** | | | | | | | | |
| Oil (WTI) ($/Bbl) | | | | | | | 67.96 | 39.40 |
| Natural Gas (HH) ($/Mcf) | | | | | | | 3.85 | 2.08 |
| | | | | | | | | |
| **Crude Oil and Condensate Differentials - above (below) WTI[6] ($/Bbl)** | | | | | | | | |
| United States | 2.20 | - | 3.20 | 2.81 | - | 3.02 | 0.58 | (0.75) |
| Trinidad | (8.50) | - | (6.50) | (9.20) | - | (8.80) | (11.70) | (9.20) |
| **Natural Gas Liquids - Realizations as % of WTI** | | | | | | | | |
| Total | 25.0% | - | 35.0% | 37.0% | - | 39.0% | 50.5% | 34.0% |
| **Natural Gas Differentials - above (below) NYMEX Henry Hub[7] ($/Mcf)** | | | | | | | | |
| United States | 0.00 | - | 0.50 | 0.66 | - | 0.78 | 1.03 | (0.47) |
| **Natural Gas Realizations ($/Mcf)** | | | | | | | | |
| Trinidad | 3.60 | - | 4.10 | 4.37 | - | 4.45 | 3.40 | 2.57 |
| | | | | | | | | |
| **Total Expenditures (GAAP) ($MM)** | | | | | | | 4,255 | 4,113 |
| **Capital Expenditures[8] (non-GAAP) ($MM)** | 1,250 | - | 1,450 | 4,500 | - | 4,700 | 3,755 | 3,344 |
| | | | | | | | | |
| **Operating Unit Costs ($/Boe)** | | | | | | | | |
| Lease and Well | 3.75 | - | 4.45 | 3.89 | - | 4.07 | 3.75 | 3.85 |
| Transportation Costs | 2.70 | - | 3.10 | 2.88 | - | 2.98 | 2.85 | 2.66 |
| Gathering and Processing | 1.80 | - | 2.00 | 1.85 | - | 1.90 | 1.85 | 1.66 |
| General and Administrative | 1.70 | - | 1.80 | 1.63 | - | 1.66 | 1.69 | 1.75 |
| Cash Operating Costs | 9.95 | - | 11.35 | 10.25 | - | 10.61 | 10.14 | 9.92 |
| Depreciation, Depletion and Amortization | 10.55 | - | 11.15 | 10.70 | - | 10.85 | 12.07 | 12.32 |
| | | | | | | | | |
| **Expenses ($MM)** | | | | | | | | |
| Exploration and Dry Hole | 50 | - | 60 | 205 | - | 215 | 225 | 159 |
| Impairment (GAAP) | | | | | | | 376 | 2,100 |
| Impairment (excluding certain impairments (non-GAAP))[4] | 70 | - | 110 | 228 | - | 268 | 361 | 232 |
| Capitalized Interest | 10 | - | 15 | 36 | - | 41 | 33 | 31 |
| Net Interest | 40 | - | 45 | 177 | - | 182 | 178 | 205 |
| | | | | | | | | |
| **TOTI (% of Wellhead Revenue)** | 7.0% | - | 8.0% | 7.0% | - | 8.0% | 6.8% | 6.6% |
| **Income Taxes** | | | | | | | | |
| Effective Rate | 20.0% | - | 25.0% | 20.0% | - | 25.0% | 21.4% | 18.2% |
| Current Tax (Benefit) / Expense ($MM) | 450 | - | 550 | 2,250 | - | 2,350 | 1,393 | (61) |

3Q22 Press Release 7

**Third Quarter 2022 Results Webcast**
Friday, November 4, 2022, 9:00 a.m. Central time (10:00 a.m. Eastern time)
Webcast will be available on EOG's website for one year.
http://investors.eogresources.com/Investors

**About EOG**
EOG Resources, Inc. (NYSE: EOG) is one of the largest crude oil and natural gas exploration and production companies in the United States with proved reserves in the United States and Trinidad. To learn more visit www.eogresources.com.

**Investor Contacts**
David Streit 713-571-4902
Neel Panchal 713-571-4884

**Media Contact**
Kimberly Ehmer 713-571-4676

**Endnotes**

1) Third quarter 2022 TOTI (% of Wellhead Revenue) (non-GAAP) and General and Administrative Costs (non-GAAP) exclude a state severance tax refund and related consulting fees, respectively, as reflected in the accompanying Adjusted Net Income (Loss) reconciliation schedule.
2) Includes gathering, processing and marketing revenue, other revenue, marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.
3) The third quarter 2022 realized natural gas price for Trinidad includes a one-time pricing adjustment of $3.37/Mcf for prior-period production following a contract amendment with the National Gas Company of Trinidad and Tobago Limited (NGC).
4) In general, EOG excludes impairments which are (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets). EOG believes excluding these impairments from total impairment costs is appropriate and provides useful information to investors, as such impairments were caused by factors outside of EOG's control (versus, for example, impairments that are due to EOG's proved oil and gas properties not being as productive as it originally estimated).
5) The forecast items for the fourth quarter and full year 2022 set forth above for EOG Resources, Inc. (EOG) are based on currently available information and expectations as of the date of the accompanying press release. EOG undertakes no obligation, other than as required by applicable law, to update or revise this forecast, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise. This forecast, which should be read in conjunction with the accompanying press release and EOG's related Current Report on Form 8-K filing, replaces and supersedes any previously issued guidance or forecast.
6) EOG bases United States and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma, using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.
7) EOG bases United States natural gas price differentials upon the natural gas price at Henry Hub, Louisiana, using the simple average of the NYMEX settlement prices for the last three trading days of the applicable month.
8) The forecast includes expenditures for Exploration and Development Drilling, Facilities, Leasehold Acquisitions, Capitalized Interest, Dry Hole Costs and Other Property, Plant and Equipment. The forecast excludes Property Acquisitions, Asset Retirement Costs, Non-Cash Exchanges and Transactions and exploration costs incurred as operating expenses.

3Q22 Press Release 8

## Glossary

| | |
|---|---|
| Acq | Acquisitions |
| ATROR | After-tax rate of return |
| Bbl | Barrel |
| Bn | Billion |
| Boe | Barrels of oil equivalent |
| Bopd | Barrels of oil per day |
| CAGR | Compound annual growth rate |
| Capex | Capital expenditures |
| CFO | Cash flow provided by operating activities before changes in working capital |
| CO2e | Carbon dioxide equivalent |
| DD&A | Depreciation, Depletion and Amortization |
| Disc | Discoveries |
| Divest | Divestitures |
| EPS | Earnings per share |
| Ext | Extensions |
| G&A | General and administrative expense |
| G&P | Gathering and processing expense |
| GHG | Greenhouse gas |
| HH | Henry Hub |
| LOE | Lease operating expense, or lease and well expense |
| MBbld | Thousand barrels of liquids per day |
| MBod | Thousand barrels of oil per day |
| MBoe | Thousand barrels of oil equivalent |
| MBoed | Thousand barrels of oil equivalent per day |
| Mcf | Thousand cubic feet of natural gas |
| MMBoe | Million barrels of oil equivalent |
| MMcfd | Million cubic feet of natural gas per day |
| NGLs | Natural gas liquids |
| NYMEX | U.S. New York Mercantile Exchange |
| OTP | Other than price |
| QoQ | Quarter over quarter |
| TOTI | Taxes other than income |
| Trans | Transportation expense |
| USD | United States dollar |
| WTI | West Texas Intermediate |
| YoY | Year over year |
| $MM | Million United States dollars |
| $/Bbl | U.S. Dollars per barrel |
| $/Boe | U.S. Dollars per barrel of oil equivalent |
| $/Mcf | U.S. Dollars per thousand cubic feet |

3Q22 Press Release 9

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, goals, returns and rates of return, budgets, reserves, levels of production, capital expenditures, costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "aims," "ambition," "initiative," "goal," "may," "will," "focused on," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future operating results and returns or EOG's ability to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and capital expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, other environmental matters, safety matters or other ESG (environmental/social/governance) matters, or pay and/or increase dividends are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control. Furthermore, this press release and any accompanying disclosures may include or reference certain forward-looking, non-GAAP financial measures, such as free cash flow and cash flow from operations before changes in working capital, and certain related estimates regarding future performance, results and financial position. Because we provide these measures on a forward-looking basis, we cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future changes in working capital. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures. Management believes these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing EOG's forecasted financial performance to the forecasted financial performance of other companies in the industry. Any such forward-looking measures and estimates are intended to be illustrative only and are not intended to reflect the results that EOG will necessarily achieve for the period(s) presented; EOG's actual results may differ materially from such measures and estimates. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

- the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids (NGLs), natural gas and related commodities;
- the extent to which EOG is successful in its efforts to acquire or discover additional reserves;
- the extent to which EOG is successful in its efforts to (i) economically develop its acreage in, (ii) produce reserves and achieve anticipated production levels and rates of return from, (iii) decrease or otherwise control its drilling, completion, operating and capital costs related to, and (iv) maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects and associated potential and existing drilling locations;
- the extent to which EOG is successful in its efforts to market its production of crude oil and condensate, NGLs and natural gas;
- security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, physical breaches of our facilities and other infrastructure or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business;
- the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, storage, transportation, refining, and export facilities;
- the availability, cost, terms and timing of issuance or execution of mineral licenses and leases and governmental and other permits and rights-of-way, and EOG's ability to retain mineral licenses and leases;
- the impact of, and changes in, government policies, laws and regulations, including climate change-related regulations, policies and initiatives (for example, with respect to air emissions); tax laws and regulations (including, but not limited to, carbon tax legislation); environmental, health and safety laws and regulations relating to disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations affecting the leasing of acreage and permitting for oil and gas drilling and the calculation of royalty payments in respect of oil and gas production; laws and regulations imposing additional permitting and disclosure requirements, additional operating restrictions and conditions or restrictions on drilling and completion operations and on the transportation of crude oil and natural gas; laws and regulations with respect to derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;
- the impact of climate change-related policies and initiatives at the corporate and/or investor community levels and other potential developments related to climate change, such as (but not limited to) changes in consumer and industrial/commercial behavior, preferences and attitudes with respect to the generation and consumption of energy; increased availability of, and increased consumer and industrial/commercial demand for, competing energy sources (including alternative energy sources); technological advances with respect to the generation, transmission, storage and consumption of energy; alternative fuel requirements; energy conservation measures; decreased demand for, and availability of, services and facilities related to the exploration for, and production of, crude oil, NGLs and natural gas; and negative perceptions of the oil and gas industry and, in turn, reputational risks associated with the exploration for, and production of, crude oil, NGLs and natural gas;
- EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and drilling, completing and operating costs with respect to such properties;
- the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully, economically and in compliance with applicable laws and regulations;
- competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties;
- the availability and cost of, and competition in the oil and gas exploration and production industry for, employees and other personnel, facilities, equipment, materials (such as water, sand and tubulars) and services;
- the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

3Q22 Press Release 10

- weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, compression, storage, transportation, and export facilities;
- the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;
- EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;
- the extent to which EOG is successful in its completion of planned asset dispositions;
- the extent and effect of any hedging activities engaged in by EOG;
- the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;
- the duration and economic and financial impact of epidemics, pandemics or other public health issues, including the COVID-19 pandemic;
- geopolitical factors and political conditions and developments around the world (such as the imposition of tariffs or trade or other economic sanctions, political instability and armed conflict), including in the areas in which EOG operates;
- the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;
- acts of war and terrorism and responses to these acts; and
- the other factors described under ITEM 1A, Risk Factors of EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration or extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose not only “proved” reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also “probable” reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as “possible” reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve or resource estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include “potential” reserves, “resource potential” and/or other estimated reserves or estimated resources not necessarily calculated in accordance with, or contemplated by, the SEC’s latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov. In addition, reconciliation schedules and definitions for non-GAAP financial measures can be found on the EOG website at www.eogresources.com.

3Q22 Press Release 11

Income Statements
In millions of USD, except share data (in millions) and per share data (Unaudited)
	3Q 2022	2Q 2022	3Q 2021	YTD 2022	YTD 2021
Operating Revenues and Other
Crude Oil and Condensate	4,109	4,699	2,929	12,697	7,879
Natural Gas Liquids	693	777	548	2,151	1,229
Natural Gas	1,235	1,000	568	2,951	1,597
Losses on Mark-to-Market Financial Commodity Derivative Contracts	(18)	(1,377)	(494)	(4,215)	(1,288)
Gathering, Processing and Marketing	1,561	2,169	1,186	5,199	3,056
Gains (Losses) on Asset Dispositions, Net	(21)	97	1	101	46
Other, Net	34	42	27	99	79
Total	7,593	7,407	4,765	18,983	12,598

Operating Expenses
Lease and Well	335	324	270	977	810
Transportation Costs	257	244	219	729	635
Gathering and Processing Costs	167	152	145	463	412
Exploration Costs	35	35	44	115	112
Dry Hole Costs	18	20	4	41	28
Impairments	94	91	82	240	170
Marketing Costs	1,621	2,127	1,184	5,031	3,013
Depreciation, Depletion and Amortization	906	911	927	2,664	2,741
General and Administrative	162	128	142	414	372
Taxes Other Than Income	334	472	277	1,196	731
Total	3,929	4,504	3,294	11,870	9,024

Operating Income	3,664	2,903	1,471	7,113	3,574
Other Income, Net	40	27	6	66	—
Income Before Interest Expense and Income Taxes	3,704	2,930	1,477	7,179	3,574
Interest Expense, Net	41	48	48	137	140
Income Before Income Taxes	3,663	2,882	1,429	7,042	3,434
Income Tax Provision	809	644	334	1,560	755
Net Income	2,854	2,238	1,095	5,482	2,679

Dividends Declared per Common Share	2.2500	2.5500	0.4125	6.5500	2.2375
Net Income Per Share
Basic	4.90	3.84	1.88	9.40	4.62
Diluted	4.86	3.81	1.88	9.34	4.59
Average Number of Common Shares
Basic	583	583	581	583	580
Diluted	587	588	584	587	584

Wellhead Volumes and Prices
(Unaudited)
	3Q 2022		3Q 2021	% Change	2Q 2022	YTD 2022		YTD 2021	% Change

Crude Oil and Condensate Volumes (MBbld) (A)
United States	464.6		448.3	4%	463.5	459.2		441.3	4%
Trinidad	0.5		1.2	-58%	0.6	0.7		1.7	-59%
Other International (B)	—		—		—	—		0.1	-100%
Total	465.1		449.5	3%	464.1	459.9		443.1	4%

Average Crude Oil and Condensate Prices ($/Bbl) (C)
United States	$96.05		$70.88	36%	$111.26	$101.16		$65.18	55%
Trinidad	84.98		60.19	41%	98.29	88.84		54.33	64%
Other International (B)	—		—		—	—		42.36	-100%
Composite	96.04		70.85	36%	111.25	101.14		65.14	55%

Natural Gas Liquids Volumes (MBbld) (A)
United States	209.3		157.9	33%	201.9	200.6		140.4	43%
Total	209.3		157.9	33%	201.9	200.6		140.4	43%

Average Natural Gas Liquids Prices ($/Bbl) (C)
United States	$36.02		$37.72	-4%	$42.28	$39.29		$32.07	23%
Composite	36.02		37.72	-4%	42.28	39.29		32.07	23%

Natural Gas Volumes (MMcfd) (A)
United States	1,306		1,210	8%	1,324	1,293		1,170	11%
Trinidad	163		212	-23%	204	192		221	-13%
Other International (B)	—		—		—	—		12	-100%
Total	1,469		1,422	3%	1,528	1,485		1,403	6%

Average Natural Gas Prices ($/Mcf) (C)
United States	$9.35		$4.50	108%	$7.77	$7.68		$4.30	79%
Trinidad	7.45	(E)	3.39	120%	3.42	4.55	(E)	3.38	35%
Other International (B)	—		—		—	—		5.67	-100%
Composite	9.14		4.34	111%	7.19	7.28		4.17	75%

Crude Oil Equivalent Volumes (MBoed) (D)
United States	891.6		807.9	10%	886.1	875.3		776.8	13%
Trinidad	27.6		36.5	-24%	34.6	32.6		38.5	-15%
Other International (B)	—		—		—	—		2.0	-100%
Total	919.2		844.4	9%	920.7	907.9		817.3	11%

Total MMBoe (D)	84.6		77.7	9%	83.8	247.8		223.1	11%

(A)Thousand barrels per day or million cubic feet per day, as applicable.
(B)Other International includes EOG's China and Canada operations. The China operations were sold in the second quarter of 2021.
(C)Dollars per barrel or per thousand cubic feet, as applicable. Excludes the impact of financial commodity derivative instruments (see Note 12 to the Condensed Consolidated Financial Statements in EOG's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022).
(D)Thousand barrels of oil equivalent per day or million barrels of oil equivalent, as applicable; includes crude oil and condensate, NGLs and natural gas. Crude oil equivalent volumes are determined using a ratio of 1.0 barrel of crude oil and condensate or NGLs to 6.0 thousand cubic feet of natural gas. MMBoe is calculated by multiplying the MBoed amount by the number of days in the period and then dividing that amount by one thousand.
(E)Includes revenue adjustment of $3.37 per Mcf and $0.96 per Mcf ($0.37 per Mcf and $0.12 per Mcf of EOG's composite wellhead natural gas price) for the quarter and year-to-date, respectively, related to a price adjustment per a provision of the natural gas sales contract with NGC amended in July 2022 for natural gas sales during the period from September 2020 through June 2022.

Balance Sheets
In millions of USD, except share data (Unaudited)
	September 30,	December 31,
	2022	2021
Current Assets
Cash and Cash Equivalents	5,272	5,209
Accounts Receivable, Net	3,343	2,335
Inventories	872	584
Income Taxes Receivable	93	—
Other	621	456
Total	10,201	8,584

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	67,065	67,644
Other Property, Plant and Equipment	4,659	4,753
Total Property, Plant and Equipment	71,724	72,397
Less: Accumulated Depreciation, Depletion and Amortization	(42,623)	(43,971)
Total Property, Plant and Equipment, Net	29,101	28,426
Deferred Income Taxes	18	11
Other Assets	1,167	1,215
Total Assets	40,487	38,236

Current Liabilities
Accounts Payable	2,718	2,242
Accrued Taxes Payable	542	518
Dividends Payable	437	436
Liabilities from Price Risk Management Activities	243	269
Current Portion of Long-Term Debt	1,282	37
Current Portion of Operating Lease Liabilities	235	240
Other	289	300
Total	5,746	4,042

Long-Term Debt	3,802	5,072
Other Liabilities	2,573	2,193
Deferred Income Taxes	4,517	4,749
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par, 1,280,000,000 Shares Authorized and 587,891,710 Shares Issued at September 30, 2022 and 585,521,512 Shares Issued at December 31, 2021	206	206
Additional Paid in Capital	6,155	6,087
Accumulated Other Comprehensive Loss	(6)	(12)
Retained Earnings	17,563	15,919
Common Stock Held in Treasury, 646,861 Shares at September 30, 2022 and 257,268 Shares at December 31, 2021	(69)	(20)
Total Stockholders' Equity	23,849	22,180
Total Liabilities and Stockholders' Equity	40,487	38,236

Cash Flows Statements
In millions of USD (Unaudited)
	3Q 2022	2Q 2022	3Q 2021	YTD 2022	YTD 2021
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	2,854	2,238	1,095	5,482	2,679
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	906	911	927	2,664	2,741
Impairments	94	91	82	240	170
Stock-Based Compensation Expenses	34	30	51	99	117
Deferred Income Taxes	327	(102)	(111)	(240)	(244)
(Gains) Losses on Asset Dispositions, Net	21	(97)	(1)	(101)	(46)
Other, Net	(5)	(16)	2	(15)	15
Dry Hole Costs	18	20	4	41	28
Mark-to-Market Financial Commodity Derivative Contracts Total Losses	18	1,377	494	4,215	1,288
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts	(847)	(2,114)	(293)	(3,257)	(516)
Other, Net	12	19	7	33	8
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	392	(522)	(145)	(1,008)	(639)
Inventories	(140)	(157)	(6)	(311)	95
Accounts Payable	(88)	259	(68)	301	115
Accrued Taxes Payable	(53)	(536)	206	24	286
Other Assets	(129)	71	167	(271)	(55)
Other Liabilities	1,269	433	(260)	(548)	(317)
Changes in Components of Working Capital Associated with Investing Activities	90	143	45	301	(100)
Net Cash Provided by Operating Activities	4,773	2,048	2,196	7,649	5,625
Investing Cash Flows
Additions to Oil and Gas Properties	(1,102)	(1,349)	(846)	(3,390)	(2,689)
Additions to Other Property, Plant and Equipment	(103)	(75)	(50)	(248)	(147)
Proceeds from Sales of Assets	79	110	8	310	154
Other Investing Activities	—	(30)	—	(30)	—
Changes in Components of Working Capital Associated with Investing Activities	(90)	(143)	(45)	(301)	100
Net Cash Used in Investing Activities	(1,216)	(1,487)	(933)	(3,659)	(2,582)
Financing Cash Flows
Long-Term Debt Repayments	—	—	—	—	(750)
Dividends Paid	(1,312)	(1,486)	(820)	(3,821)	(1,278)
Treasury Stock Purchased	(37)	(15)	(21)	(95)	(33)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	—	13	—	17	9
Repayment of Finance Lease Liabilities	(8)	(9)	(9)	(27)	(27)
Net Cash Used in Financing Activities	(1,357)	(1,497)	(850)	(3,926)	(2,079)
Effect of Exchange Rate Changes on Cash	(1)	—	—	(1)	—
Increase (Decrease) in Cash and Cash Equivalents	2,199	(936)	413	63	964
Cash and Cash Equivalents at Beginning of Period	3,073	4,009	3,880	5,209	3,329
Cash and Cash Equivalents at End of Period	5,272	3,073	4,293	5,272	4,293

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles in the United States of America (GAAP), EOG’s quarterly earnings releases and related conference calls, accompanying investor presentation slides and presentation slides for investor conferences contain certain financial measures that are not prepared or presented in accordance with GAAP. These non-GAAP financial measures may include, but are not limited to, Adjusted Net Income (Loss), Cash Flow from Operations Before Working Capital, Free Cash Flow, Net Debt and related statistics.

A reconciliation of each of these measures to their most directly comparable GAAP financial measure and related discussion is included in the tables on the following pages and can also be found in the “Reconciliations & Guidance” section of the “Investors” page of the EOG website at www.eogresources.com.

As further discussed in the tables on the following pages, EOG believes these measures may be useful to investors who follow the practice of some industry analysts who make certain adjustments to GAAP measures (for example, to exclude non-recurring items) to facilitate comparisons to others in EOG’s industry, and who utilize non-GAAP measures in their calculations of certain statistics (for example, return on capital employed and return on equity) used to evaluate EOG’s performance.

EOG believes that the non-GAAP measures presented, when viewed in combination with its financial and operating results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting the company’s performance. As is discussed in the tables on the following pages, EOG uses these non-GAAP measures for purposes of (i) comparing EOG’s financial and operating performance with the financial and operating performance of other companies in the industry and (ii) analyzing EOG’s financial and operating performance across periods.

The non-GAAP measures presented should not be considered in isolation, and should not be considered as a substitute for, or as an alternative to, EOG’s reported Net Income (Loss), Long-Term Debt (including Current Portion of Long-Term Debt), Net Cash Provided by Operating Activities and other financial results calculated in accordance with GAAP. The non-GAAP measures presented should be read in conjunction with EOG's consolidated financial statements prepared in accordance with GAAP.

In addition, because not all companies use identical calculations, EOG’s presentation of non-GAAP measures may not be comparable to, and may be calculated differently from, similarly titled measures disclosed by other companies, including its peer companies. EOG may also change the calculation of one or more of its non-GAAP measures from time to time – for example, to account for changes in its business and operations or to more closely conform to peer company or industry analysts’ practices.

Adjusted Net Income (Loss)
In millions of USD, except share data (in millions) and per share data (Unaudited)

The following tables adjust the reported Net Income (Loss) (GAAP) to reflect actual net cash received from (payments for) settlements of financial commodity derivative contracts by eliminating the unrealized mark-to-market (gains) losses from these transactions, to eliminate the net (gains) losses on asset dispositions, to add back impairment charges related to certain of EOG's assets (which are generally (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets) - see "Revenues, Costs and Margins Per Barrel of Oil Equivalent" below for additional related discussion) and to make certain other adjustments to exclude non-recurring and certain other items as further described below. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match hedge realizations to production settlement months and make certain other adjustments to exclude non-recurring and certain other items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	3Q 2022
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	3,663	(809)	2,854	4.86
Adjustments:
Losses on Mark-to-Market Financial Commodity Derivative Contracts	18	(4)	14	0.03
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(847)	184	(663)	(1.13)
Add: Losses on Asset Dispositions, Net	21	(3)	18	0.03
Add: Certain Impairments	46	(8)	38	0.06
Less: Severance Tax Refund	(115)	25	(90)	(0.15)
Add: Severance Tax Consulting Fees	16	(3)	13	0.02
Less: Interest on Severance Tax Refund	(7)	2	(5)	(0.01)
Adjustments to Net Income	(868)	193	(675)	(1.15)

Adjusted Net Income (Non-GAAP)	2,795	(616)	2,179	3.71

Average Number of Common Shares (Non-GAAP)
Basic				583
Diluted				587

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG subtracts from reported Net Income (Loss) (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the third quarter of 2022, such amount was $847 million, of which $63 million was related to the early termination of certain contracts.

Adjusted Net Income (Loss) (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	2Q 2022
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,882	(644)	2,238	3.81
Adjustments:
Losses on Mark-to-Market Financial Commodity Derivative Contracts	1,377	(299)	1,078	1.82
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts	(2,114)	459	(1,655)	(2.81)
Less: Gains on Asset Dispositions, Net	(97)	21	(76)	(0.13)
Add: Certain Impairments	36	(7)	29	0.05
Adjustments to Net Income	(798)	174	(624)	(1.07)

Adjusted Net Income (Non-GAAP)	2,084	(470)	1,614	2.74

Average Number of Common Shares (Non-GAAP)
Basic				583
Diluted				588

	3Q 2021
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	1,429	(334)	1,095	1.88
Adjustments:
Losses on Mark-to-Market Financial Commodity Derivative Contracts	494	(108)	386	0.65
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts	(293)	64	(229)	(0.39)
Less: Gains on Asset Dispositions, Net	(1)	—	(1)	—
Add: Certain Impairments	13	—	13	0.02
Adjustments to Net Income	213	(44)	169	0.28

Adjusted Net Income (Non-GAAP)	1,642	(378)	1,264	2.16

Average Number of Common Shares (Non-GAAP)
Basic				581
Diluted				584

Adjusted Net Income Per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

2Q 2022 Adjusted Net Income per Share (Non-GAAP)		2.74

Realized Price
3Q 2022 Composite Average Wellhead Revenue per Boe	71.40
Less: 2Q 2022 Composite Average Wellhead Revenue per Boe	(77.29)
Subtotal	(5.89)
Multiplied by: 3Q 2022 Crude Oil Equivalent Volumes (MMBoe)	84.6
Total Change in Revenue	(498)
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	115
Change in Net Income	(383)
Change in Diluted Earnings per Share		(0.65)

Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts
3Q 2022 Net Cash Received from (Payments for) Settlement of Financial Commodity Derivative Contracts	(847)
Less: Income Tax Benefit (Provision)	184
After Tax - (a)	(663)
2Q 2022 Net Cash Received from (Payments for) Settlement of Financial Commodity Derivative Contracts	(2,114)
Less: Income Tax Benefit (Provision)	459
After Tax - (b)	(1,655)
Change in Net Income - (a) - (b)	992
Change in Diluted Earnings per Share		1.69

Wellhead Volumes
3Q 2022 Crude Oil Equivalent Volumes (MMBoe)	84.6
Less: 2Q 2022 Crude Oil Equivalent Volumes (MMBoe)	(83.8)
Subtotal	0.8
Multiplied by: 3Q 2022 Composite Average Margin per Boe (Non-GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	43.00
Change in Revenue	34
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	(8)
Change in Net Income	26
Change in Diluted Earnings per Share		0.04

Adjusted Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Operating Cost per Boe
2Q 2022 Total Operating Cost per Boe (Non-GAAP) (including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	28.50
Less: 2Q 2022 Taxes Other Than Income	(5.63)
Less: 3Q 2022 Total Operating Cost per Boe (Non-GAAP) (including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule)	(28.40)
Add: 3Q 2022 Taxes Other Than Income (Non-GAAP)	5.31
Subtotal	(0.22)
Multiplied by: 3Q 2022 Crude Oil Equivalent Volumes (MMBoe)	84.6
Change in Before-Tax Net Income	(19)
Less: Income Tax Benefit (Provision) Imputed (based on 23%)	4
Change in Net Income	(15)
Change in Diluted Earnings per Share		(0.03)

Other (1)		(0.08)

3Q 2022 Adjusted Net Income per Share (Non-GAAP)		3.71

3Q 2022 Average Number of Common Shares (Non-GAAP) - Diluted	587

(1)Includes gathering, processing and marketing revenue, other revenue, marketing costs, taxes other than income, other income (expense), interest expense and the effect of changes in the effective income tax rate.

Cash Flow from Operations and Free Cash Flow
In millions of USD (Unaudited)

The following tables reconcile Net Cash Provided by Operating Activities (GAAP) to Cash Flow from Operations Before Working Capital (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Changes in Components of Working Capital and Other Assets and Liabilities, Changes in Components of Working Capital Associated with Investing and Financing Activities and certain other adjustments to exclude non-recurring and certain other items as further described below. EOG defines Free Cash Flow (Non-GAAP) for a given period as Cash Flow from Operations Before Working Capital (Non-GAAP) (see below reconciliation) for such period less the total capital expenditures (Non-GAAP) during such period, as is illustrated below. EOG management uses this information for comparative purposes within the industry. To further the comparability of EOG’s financial results with those of EOG’s peer companies and other companies in the industry, EOG now utilizes Cash Flow from Operations Before Working Capital (Non-GAAP), instead of Discretionary Cash Flow (Non-GAAP), in calculating its Free Cash Flow (Non-GAAP). Accordingly, Free Cash Flow (Non-GAAP) for the third quarter 2022, second quarter 2022 and nine-month period ended September 30, 2022 have been calculated on such basis, and the calculations of Free Cash Flow (Non-GAAP) for each of the prior periods shown have been revised and conformed.

	3Q 2022	2Q 2022	3Q 2021	YTD 2022	YTD 2021

Net Cash Provided by Operating Activities (GAAP)	4,773	2,048	2,196	7,649	5,625

Adjustments:
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(392)	522	145	1,008	639
Inventories	140	157	6	311	(95)
Accounts Payable	88	(259)	68	(301)	(115)
Accrued Taxes Payable	53	536	(206)	(24)	(286)
Other Assets	129	(71)	(167)	271	55
Other Liabilities	(1,269)	(433)	260	548	317
Changes in Components of Working Capital Associated with Investing Activities	(90)	(143)	(45)	(301)	100
Cash Flow from Operations Before Working Capital (Non-GAAP)	3,432	2,357	2,257	9,161	6,240

Cash Flow from Operations Before Working Capital (Non-GAAP)	3,432	2,357	2,257	9,161	6,240
Less:
Total Capital Expenditures (Non-GAAP) (a)	(1,166)	(1,071)	(891)	(3,246)	(2,740)
Free Cash Flow (Non-GAAP)	2,266	1,286	1,366	5,915	3,500

(a) See below reconciliation of Total Expenditures (GAAP) to Total Capital Expenditures (Non-GAAP):

	3Q 2022	2Q 2022	3Q 2021	YTD 2022	YTD 2021

Total Expenditures (GAAP)	1,410	1,521	962	4,075	3,118
Less:
Asset Retirement Costs	(139)	(43)	(8)	(209)	(56)
Non-Cash Acquisition Costs of Unproved Properties	(28)	(21)	(15)	(107)	(37)
Non-Cash Finance Leases				—	(74)
Acquisition Costs of Proved Properties	(42)	(351)	(4)	(398)	(99)
Exploration Costs	(35)	(35)	(44)	(115)	(112)
Total Capital Expenditures (Non-GAAP)	1,166	1,071	891	3,246	2,740

Net Debt-to-Total Capitalization Ratio
In millions of USD, except ratio data (Unaudited)

The following tables reconcile Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	September 30, 2022	June 30, 2022	September 30, 2021

Total Stockholders' Equity - (a)	23,849	22,312	21,765

Current and Long-Term Debt (GAAP) - (b)	5,084	5,091	5,117
Less: Cash	(5,272)	(3,073)	(4,293)
Net Debt (Non-GAAP) - (c)	(188)	2,018	824

Total Capitalization (GAAP) - (a) + (b)	28,933	27,403	26,882

Total Capitalization (Non-GAAP) - (a) + (c)	23,661	24,330	22,589

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	17.6%	18.6%	19.0%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	-0.8%	8.3%	3.6%